Exhibit 99.1
For Immediate Release
United Therapeutics Corporation Reports Record Second Quarter 2025 Financial Results
Record total revenue of $799 million, reflecting 12 percent growth over the second quarter of 2024 and 12 consecutive quarters of double-digit, year-over-year total revenue growth
Share repurchase of up to $1 billion authorized by the Board of Directors, expiring March 31, 2026
Tyvaso DPI® record total revenue of $315 million, reflecting 22 percent growth over the second quarter of 2024; no other commercially available treprostinil dry powder inhaler has been studied at higher doses and can be dosed with only one breath per cartridge, four times a day
Double-digit, year-over-year revenue growth for Nebulized Tyvaso, Orenitram, and Unituxin with record quarterly revenue for Orenitram
Phase 3 TETON 2 study of Nebulized Tyvaso in idiopathic pulmonary fibrosis is complete; data expected in September 2025; phase 3 TETON 1 data expected in the first half of 2026
Enrollment for the phase 3 ADVANCE OUTCOMES study of ralinepag in pulmonary arterial hypertension is complete; data expected in the first half of 2026

SILVER SPRING, Md. and RESEARCH TRIANGLE PARK, N.C., July 30, 2025: United Therapeutics Corporation (Nasdaq: UTHR), a public benefit corporation, today announced record financial results for the quarter ended June 30, 2025, driven by continued double-digit year-over-year revenue growth in key products such as Tyvaso DPI, Nebulized Tyvaso, Orenitram, and Unituxin. Total revenues in the second quarter of 2025 grew 12 percent year-over-year to a record $798.6 million, compared to $714.9 million in the second quarter of 2024.
“Our second quarter yet again produced record-setting results driven by the strength of our foundational commercial business,” said Martine Rothblatt, Ph.D., Chairperson and Chief Executive Officer of United Therapeutics. “We continue to believe there is no other biotech company like ours that provides this combination of sales growth and operating cash flow with near- to medium-term catalysts positioned for sustained long-term growth, starting with data from the TETON 2 study of nebulized treprostinil in idiopathic pulmonary fibrosis expected in September that could fundamentally improve options for patients with this progressive, deadly disease with few treatments available.
“Equally, our strong financial position, confidence in these upcoming catalysts, and belief in our share price potential has led our Board of Directors to authorize up to $1 billion in share repurchases, affirming our commitment to a robust and balanced capital allocation philosophy.”
Michael Benkowitz, President and Chief Operating Officer of United Therapeutics, added, “We’re proud of the continued record performance for Tyvaso DPI, a best-in-class treprostinil dry powder inhaler that allows the flexibility of one breath per cartridge, four times a day, with low inspiratory effort. Further, no other commercially available treprostinil dry powder inhaler has been clinically

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studied with published data at higher doses1,2 or prescribed by more physicians to more patients than Tyvaso DPI.
“We expect continued double digit revenue growth for Tyvaso and total revenues well into the future through strong commercial execution of our existing product portfolio coupled with the potential for our late-stage pipeline in pulmonary fibrosis and pulmonary hypertension.”
Second Quarter 2025 Financial Results
Key financial highlights include (dollars in millions, except per share data):

	Three Months Ended June 30,		Dollar Change	Percentage Change
	2025	2024

Total revenues	$798.6	$714.9	$83.7	12%
Net income	$309.5	$278.1	$31.4	11%
Net income, per basic share	$6.86	$6.26	$0.60	10%
Net income, per diluted share	$6.41	$5.85	$0.56	10%
Revenues
The table below presents the components of total revenues (dollars in millions):

	Three Months Ended June 30,		Dollar Change	Percentage Change
	2025	2024
Net product sales:
Tyvaso DPI®(1)	$315.2	$258.3	$56.9	22%
Nebulized Tyvaso®(1)	154.4	139.9	14.5	10%
Total Tyvaso	469.6	398.2	71.4	18%
Remodulin®(2)	134.7	147.3	(12.6)	(9)%
Orenitram®	123.9	107.1	16.8	16%
Unituxin®	58.4	51.7	6.7	13%
Adcirca®	6.5	5.7	0.8	14%
Other	5.5	4.9	0.6	12%
Total revenues	$798.6	$714.9	$83.7	12%
(1)Net product sales include both the drug product and the respective inhalation device.
(2)Net product sales include sales of infusion devices, including the Remunity® Pump.
Total Tyvaso revenues grew by 18 percent to $469.6 million in the second quarter of 2025, compared to $398.2 million in the second quarter of 2024.
The growth in Tyvaso DPI revenues resulted primarily from an increase in quantities sold of $54.6 million and, to a lesser extent, a price increase, partially offset by higher gross-to-net revenue deductions. The increase in Tyvaso DPI quantities sold was primarily due to continued growth in the number of patients following the product’s launch, including growth in utilization by patients with pulmonary hypertension associated with interstitial lung disease and, to a lesser extent, increased
1 Spikes, L. A., et al. (2024, October). Long-term outcomes and dosing in the BREEZE study optional extension phase. CHEST, 166(4, Suppl), A6061–A6063. https://doi.org/10.1016/j.chest.2024.06.3583
2 Burger, C.D., et al. Exploratory Efficacy Analysis of INSPIRE Open-Label Extension Study With Inhaled Treprostinil (YUTREPIA™). American Thoracic Society International Conference 2023. https://liquidia.com/static-files/d5275811-d1af-4ac5-80d4-9bb4b7262d74

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commercial utilization following the implementation of the Medicare Part D benefit redesign under the Inflation Reduction Act (IRA).
The growth in Nebulized Tyvaso revenues resulted primarily from an increase in quantities sold and, to a lesser extent, a price increase.
The growth in Orenitram revenues resulted primarily from an increase in quantities sold of $10.6 million and, to a lesser extent, a price increase, partially offset by higher gross-to-net revenue deductions. The increase in quantities sold was driven, at least in part, by increased commercial utilization following the implementation of the Medicare Part D benefit redesign under the IRA.
The table below presents the breakdown of total revenues between the United States and rest-of-world (ROW) (in millions):

	Three Months Ended June 30,
	2025			2024
	U.S.	ROW	Total	U.S.	ROW	Total
Net product sales:
Tyvaso DPI(1)	$314.8	$0.4	$315.2	$258.3	$—	$258.3
Nebulized Tyvaso(1)	140.5	13.9	154.4	130.2	9.7	139.9
Total Tyvaso	455.3	14.3	469.6	388.5	9.7	398.2
Remodulin(2)	113.7	21.0	134.7	122.5	24.8	147.3
Orenitram	123.9	—	123.9	107.1	—	107.1
Unituxin	55.4	3.0	58.4	46.8	4.9	51.7
Adcirca	6.5	—	6.5	5.7	—	5.7
Other	5.0	0.5	5.5	4.6	0.3	4.9
Total revenues	$759.8	$38.8	$798.6	$675.2	$39.7	$714.9
(1) Net product sales include both the drug product and the respective inhalation device.
(2) Net product sales include sales of infusion devices, including the Remunity Pump.

Expenses
Cost of sales. The table below summarizes cost of sales by major category (dollars in millions):

	Three Months Ended June 30,		Dollar Change	Percentage Change
	2025	2024
Category:
Cost of sales	$86.6	$75.9	$10.7	14%
Share-based compensation expense(1)	1.0	1.9	(0.9)	(47)%
Total cost of sales	$87.6	$77.8	$9.8	13%
(1)See Share-based compensation below.
Cost of sales, excluding share-based compensation. Cost of sales for the three months ended June 30, 2025 increased as compared to the same period in 2024, primarily due to an increase in: (1) royalty expense resulting from a growth in revenues; and (2) reserve expense resulting from increased production.

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Research and development. The table below summarizes the nature of research and development expense by major expense category (dollars in millions):

	Three Months Ended June 30,		Dollar Change	Percentage Change
	2025	2024
Category:
External research and development(1)	$62.4	$49.4	$13.0	26%
Internal research and development(2)	55.9	44.5	11.4	26%
Share-based compensation expense(3)	8.1	8.6	(0.5)	(6)%
Other(4)	7.6	37.1	(29.5)	(80)%
Total research and development expense	$134.0	$139.6	$(5.6)	(4)%
(1)External research and development primarily includes fees paid to third parties (such as clinical trial sites, contract research organizations, and contract laboratories) for preclinical and clinical studies and payments to third-party contract manufacturers before FDA approval of the relevant product.
(2)Internal research and development primarily includes salary-related expenses for research and development functions, internal costs to manufacture product candidates before FDA approval, and internal facilities-related expenses, including depreciation, related to research and development activities.
(3)See Share-based compensation below.
(4)Other primarily includes upfront fees and milestone payments to third parties under license agreements related to development-stage products and adjustments to the fair value of our contingent consideration obligations.
Research and development, excluding share-based compensation. Research and development expense for the three months ended June 30, 2025 decreased as compared to the same period in 2024, primarily due to $36.0 million in upfront non-refundable license payments for drug delivery device technologies in 2024, partially offset by: (1) increased expenditures in 2025 related to manufactured organ and organ alternative projects; and (2) a $5.0 million milestone payment made in 2025 for drug delivery device technologies.
Selling, general, and administrative. The table below summarizes selling, general, and administrative expense by major category (dollars in millions):

	Three Months Ended June 30,		Dollar Change	Percentage Change
	2025	2024
Category:
General and administrative(1)	$131.1	$113.0	$18.1	16%
Impairment of property, plant, and equipment (PP&E)	21.7	—	21.7	NM(2)
Sales and marketing	31.0	25.4	5.6	22%
Share-based compensation expense(3)	28.7	39.2	(10.5)	(27)%
Total selling, general, and administrative expense	$212.5	$177.6	$34.9	20%
(1)    Excluding impairment of PP&E. See Impairment of PP&E section below.
(2)    Calculation is not meaningful.
(3)    See Share-based compensation below.

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General and administrative, excluding impairment of PP&E and share-based compensation. General and administrative expense for the three months ended June 30, 2025 increased as compared to the same period in 2024, primarily due to: (1) personnel expense due to growth in headcount; and (2) legal expenses related to litigation matters.
Impairment of PP&E. During the three months ended June 30, 2025, we recorded a $21.7 million impairment charge to write down the carrying value of certain PP&E.
Share-based compensation. The table below summarizes share-based compensation expense by major category (dollars in millions):

	Three Months Ended June 30,		Dollar Change	Percentage Change
	2025	2024
Category:
Stock options	$11.1	$8.1	$3.0	37%
Restricted stock units	26.0	19.2	6.8	35%
Share tracking awards plan (STAP)	—	21.9	(21.9)	(100)%
Employee stock purchase plan	0.7	0.5	0.2	40%
Total share-based compensation expense	$37.8	$49.7	$(11.9)	(24)%
The decrease in share-based compensation expense for the three months ended June 30, 2025, as compared to the same period in 2024, was primarily due to a decrease in STAP expense, as all remaining STAP awards were exercised during the first quarter of 2025.
Income tax expense. Income tax expense for the three months ended June 30, 2025 and 2024 was $98.9 million and $77.2 million, respectively. Our effective income tax rate (ETR) for the three months ended June 30, 2025 and 2024 was 24 percent and 22 percent, respectively. Our ETR for the three months ended June 30, 2025 increased compared to our ETR for the three months ended June 30, 2024, primarily due to a decrease in excess tax benefits from share-based compensation.
Webcast
We will host a webcast to discuss our second quarter 2025 financial results on Wednesday, July 30, 2025, at 9:00 a.m. Eastern Time. The webcast can be accessed live via our website at https://ir.unither.com/events-and-presentations. An investor presentation is available now, and after the webcast a replay of the webcast will also be available, at the same location on our website.
United Therapeutics: Enabling Inspiration
At United Therapeutics, our vision and mission are one. We use our enthusiasm, creativity, and persistence to innovate for the unmet medical needs of our patients and to benefit our other stakeholders. We are bold and unconventional. We have fun; we do good. We are the first publicly-traded biotech or pharmaceutical company to take the form of a public benefit corporation (PBC). Our public benefit purpose is to provide a brighter future for patients through (a) the development of novel pharmaceutical therapies; and (b) technologies that expand the availability of transplantable organs.
You can learn more about what it means to be a PBC here: unither.com/pbc.

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Forward-Looking Statements
Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements related to our share repurchase program, the anticipated timing and outcome of the TETON 2 and TETON 1 clinical trials of Nebulized Tyvaso in idiopathic pulmonary fibrosis, including potential for these studies to improve options for patients with this disease; the anticipated readout of the ADVANCE OUTCOMES clinical trial of ralinepag; our near- to medium-term catalysts positioned for sustained long-term growth; our expectation of continued double digit revenue growth for Tyvaso and total revenues well into the future through strong commercial execution of our existing product portfolio coupled with the potential for our late-stage pipeline in pulmonary fibrosis and pulmonary hypertension; and our goals of innovating for the unmet medical needs of our patients and to benefit our other stakeholders, furthering our public benefit purpose of developing novel pharmaceutical therapies and technologies that expand the availability of transplantable organs. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of July 30, 2025, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.
ORENITRAM, REMODULIN, REMUNITY, TYVASO, TYVASO DPI, and UNITUXIN are registered trademarks of United Therapeutics Corporation and/or its subsidiaries.
ADCIRCA is a registered trademark of Eli Lilly and Company.

For Further Information Contact:
https://ir.unither.com/contact-ir (investors)
mrteam@unither.com (media)

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UNITED THERAPEUTICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,
	2025	2024
	(Unaudited)
Total revenues	$798.6	$714.9
Operating expenses:
Cost of sales	87.6	77.8
Research and development	134.0	139.6
Selling, general, and administrative	212.5	177.6
Total operating expenses	434.1	395.0
Operating income	364.5	319.9
Interest income	51.3	46.2
Interest expense	(7.3)	(11.6)
Other (expense) income, net	(0.1)	0.8
Total other income, net	43.9	35.4
Income before income taxes	408.4	355.3
Income tax expense	(98.9)	(77.2)
Net income	$309.5	$278.1
Net income per common share:
Basic	$6.86	$6.26
Diluted	$6.41	$5.85
Weighted average number of common shares outstanding:
Basic	45.1	44.4
Diluted	48.3	47.5

SELECTED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

June 30, 2025
Cash, cash equivalents, and marketable investments	$4,966.4
Total assets	7,908.0
Total liabilities	734.4
Total stockholders’ equity	7,173.6

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